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                                                                    Exhibit 10.3

                          TRADEMARK LICENSE AGREEMENT

     This Trademark License Agreement (this "Agreement") is being entered into as of the __ day of June, 1999 and is entered into by and between Florists' Transworld Delivery, Inc. ("FTDI" or "Licensor"), a Michigan corporation, and ftd.com inc. ("ftd.com" or "Licensee"), a Delaware corporation.


                                    RECITALS

A. Licensor is the owner of all right, title and interest in and to the trademarks, service marks, trade names, copyrights, trade dress and other intellectual property set forth in Exhibit A;

B. Licensee previously operated as part of Licensor's corporate organization and Licensee's operations have been transferred to a separate corporate entity;

C. Licensee has been and is engaged in the business of offering consumers the opportunity to place floral and specialty gift orders directly with it through its toll free telephone number (1-800-SEND-FTD) and its Web site (www.ftd.com) and desires to continue to use the Licensed Intellectual Property (as defined below) in furtherance of such activities; and

D. Licensor is willing to permit such continued use of the Licensed Intellectual Property under the terms and conditions set forth in this Agreement.

     THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                1.  DEFINITIONS

     1.1 "Content" means any text, graphics, photographs, video, audio and/or other data, files or information on Licensee's Internet Site.

     1.2 "ftd.com Affiliate" means a Person directly or indirectly controlled by, controlling or under common control with ftd.com, other than FTDI or any FTDI Affiliate.

     1.3 "ftd.com Non-Compete Period" means that period beginning on the Effective Date and ending

     (a) two years after termination of this Agreement if this Agreement is terminated by FTDI pursuant to Section 3.2; and

     (b) on termination of this Agreement if this Agreement is terminated for any other reason, including without limitation by ftd.com pursuant to
     Section 3.3.
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     1.4  "ftd.com Prohibited Business" means a business or component of a business that is engaged in any significant respect in any business currently conducted by FTDI or an FTDI Affiliate.

     1.5 "FTDI Affiliate" means a Person directly or indirectly controlled by, controlling or under common control with FTDI, other than ftd.com or any ftd.com Affiliate.

     1.6 "FTDI Non-Compete Period" means that period beginning on the Effective Date and ending

          (a) six months after termination of this Agreement, if this Agreement is terminated by FTDI pursuant to Section 3.4 and a Person, other than FTDI or an FTDI Affiliate, directly or beneficially owns 35% or more of the voting power represented by the voting securities of ftd.com and neither FTDI nor an FTDI Affiliate directly or beneficially owns a greater percentage of such voting power;

          (b) one year after termination of this Agreement, if this Agreement is terminated by FTDI pursuant to Section 3.4 and a Person, other than FTDI or an FTDI Affiliate, directly or beneficially owns 20% or more of the voting power represented by the voting securities of ftd.com;

          (c) two years after termination of this Agreement, if this Agreement is terminated by ftd.com pursuant to Section 3.3; and

          (d) on termination of this Agreement if this Agreement is terminated for any other reason, including without limitation by FTDI pursuant to Section 3.2.

     1.7 "FTDI Prohibited Business" means a business, or component of a business, that is engaged in any significant respect in the direct sale or marketing of (a) floral and specialty gifts or (b) products that bear or incorporate the Licensed Intellectual Property directly to consumers; provided, however, notwithstanding any provision herein to the contrary, in the event ftd.com elects to terminate or not to renew the Florists Online Hosting Agreement, dated as of the date hereof, between FTDI and ftd.com (the "FOL Agreement"), nothing in this Agreement shall be deemed to limit in any way the right of FTDI to (x) perform the services of the type contemplated by the FOL Agreement, (y) acquire such services from others or (z) enter into other agreements covering functions currently performed by ftd.com under the FOL Agreement.

     1.8 "Intellectual Property Rights" means all inventions, discoveries, patents, trademarks, service marks, trade names, copyrights, moral rights, jingles, know-how, software, shop rights, licenses (to the extent sublicensable), developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not registrable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (a) rights under any royalty or

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licensing agreements and (b) programming and programming rights, whether on film, tape or any other medium.

     1.9 "Internet Site" means the location on the Internet's World Wide Web known as www.ftd.com.

     1.10 "Licensed Intellectual Property" means the registered and unregistered trademarks, service marks, trade names, copyrights, trade dress and other intellectual property owned and used by Licensor as of the Effective Date and identified in Exhibit A.

     1.11 "Media" means on the World Wide Web, through Licensee's toll-free telephone number, catalogs and direct-mail pieces and for promotional purposes in or through any other means of communication.

     1.12 "Order Revenues" means the revenues and service fees of Licensee and its subsidiaries derived from all sales of goods and services under the Licensed Intellectual Property, including sales from ftd.com's Web site and its toll free telephone number that are identified by or branded with the Licensed Intellectual Property. Order Revenues do not include any applicable discounts or returns.

     1.13 "Person" means any natural person, legal entity or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Person include natural persons and other Persons.)

     1.14 "Post-Acquisition Period" means the nine-month period following the date of the acquisition of a business that (a) is acquired by FTDI or an FTDI Affiliate and engages in an FTDI Prohibited Business or (b) is acquired by ftd.com or an ftd.com Affiliate and engages in an ftd.com Prohibited Business.

                                  2.  LICENSE

     2.1 Except as otherwise provided in this Agreement, Licensor hereby grants to Licensee, during the Term (as defined in Section 3.1) of this Agreement and subject to the terms and conditions contained herein, a non-exclusive, nontransferable, irrevocable worldwide license to use the Licensed Intellectual Property in conjunction with Licensee's marketing or sale of products and services in the floral and specialty gift business on its Internet Site and through its toll-free telephone number, within the Media solely for direct sales to consumers. Nothing in this Agreement grants Licensee ownership or other rights in or to the Licensed Intellectual Property, except in accordance with and to the extent of this license, and Licensee shall not sublicense the Licensed Intellectual Property to any third party or Person without the prior written consent of Licensor, which shall not be unreasonably withheld. Except as provided herein, this Section 2.1 shall not be construed to prohibit the use of any Licensed Intellectual Property by Licensor, its divisions, business units, affiliates and subsidiaries except with respect to direct sales to consumers.

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     2.2  Licensor shall have the right to demand the withdrawal of any Content that includes images of products that compete with the specified Licensor's products or services, from Licensee's Internet Site and from any of Licensee's advertising or other materials that in Licensor's reasonable opinion conflicts with, interferes with or is detrimental to Licensor's reputation or business as currently conducted or that will subject Licensor to unfavorable regulatory action or liability for any reason, violate any law or infringe the rights of any Person; provided, however, Licensor must give Licensee prior written notice of its intentions to demand such withdrawal and will allow Licensee a reasonable time to remedy the offensive situation. Upon written notice from Licensor to withdraw any such Content, Licensee shall, in its discretion, either (a) cease using any such Content on its Internet Site or (b) remove the Licensed Intellectual Property from its Internet Site, in either case as soon as commercially and technically feasible, but in any event within five business days after Licensor's written notice. If Licensee cannot cease using such Content or remove such Licensed Intellectual Property, as the case may be, within five business days after the date of Licensor's written notice, Licensee will so notify Licensor detailing why the cessation or removal cannot be effected within five business days and stating when the cessation or removal will be effected, subject to the terms of the preceding sentence, and, in such event, Licensee shall cease using such Content or remove such Licensed Intellectual Property within 20 business days after the date of such written notice.

     2.3 Licensor agrees that it will not unreasonably withhold approval of Licensee's reasonable requests to develop and market new products that incorporate the Licensed Intellectual Property.

                           3.  TERM AND TERMINATION

     3.1 This Agreement shall begin on the date hereof (the "Effective Date") and shall continue for a period of ninety-nine years in full force and effect and thereafter shall be automatically renewed for like periods of ninety-nine years unless and until it is terminated in accordance with this Article 3 (the "Term").

     3.2 Licensor will have the right (but not the obligation) to terminate this Agreement and the license(s) and rights granted to Licensee hereunder if:

          (a) Licensee materially breaches any of its obligations arising under
Section 2.2 or Section 4.2(a).

          (b) Licensee is in material breach of any of its obligations, other than those obligations arising under Section 2.2 or Section 4.2(a), or representations hereunder, including all obligations arising under the non-compete provisions of Section 9, which breach is not cured within 20 days of receipt of written notice from Licensor of such breach; provided, however, that Licensor will not have a right to terminate this Agreement based on a breach by Licensee of Section 8.2(iii), Section 8.2(iv) or the last sentence of Section
13.2 unless such breach arises out of the gross negligence or willful misconduct of Licensee and the conduct constituting the breach has not ceased within such 20-day period;

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          (c) Licensee is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing;

          (d) Licensee involuntarily dissolves or is dissolved; or

          (e) Licensee is judicially adjudicated insolvent or generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

     3.3 Licensee shall have the right (but not the obligation) to terminate this Agreement and the rights granted to Licensor hereunder if:

          (a) Licensor is in material breach of any of its obligations or representations hereunder, including all obligations arising under the non-compete provisions of Section 9, which breach is not cured within 20 days of receipt of written notice from Licensee of such breach;

          (b) Licensor is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing;

          (c) Licensor involuntarily dissolves or is dissolved; or

          (d) Licensor is judicially adjudicated insolvent or generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

     3.4 Licensor shall have the right (but not the obligation) to terminate this Agreement and the rights granted to Licensee hereunder, upon 90 days written notice to Licensee, following the acquisition of the direct or beneficial ownership of at least 20% (the "Threshold") of the voting power represented by the voting securities of Licensee, any successor thereto or any Permitted Assignee (as defined in Section 13.1 of this Agreement) by any Person or "group" within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision thereof (a "group") other than FTD Corporation ("FTDC"), Licensor or an FTDI Affiliate. For purposes of this Agreement, (i) the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Exchange Act or any successor provision thereof, (ii) the term "voting securities" means the Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of Licensee and any other securities issued by Licensee having the power to vote

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generally in the election of directors of Licensee and (iii) the term "control" means the power, whether or not exercised, to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by control or otherwise. For purposes of this Section 3.4, an acquisition shall not include (A) the acquisition by a Person of voting securities of Licensee pursuant to an involuntary disposition by FTDC through foreclosure or similar event or (B) the acquisition by a Person of voting securities of Licensee pursuant to a dividend intended to be on a tax-free basis (a "Tax-Free Spin-Off") under the Internal Revenue Code of 1986, as amended from time to time, but shall include a subsequent acquisition of voting securities pursuant to a disposition by the Person that acquired the voting securities in such involuntary disposition or such Tax-Free Spin-Off. In the event any Person acquires beneficial ownership of voting power in excess of the Threshold as a result of a transaction described in the immediately preceding sentence, the Threshold with respect to such Person shall be adjusted to an amount equal to the percentage of beneficial ownership held by such Person immediately following such transaction.

     3.5 In relation to trademarks comprising the Licensed Intellectual Property, in the event Licensee abandons its license to use any or all of the Licensed Intellectual Property (each, an "Abandoned Mark"), Licensor shall have the right (but not the obligation) to terminate this Agreement, or any portion of this Agreement that applies to the Abandoned Mark, and the rights granted hereunder to Licensee in connection with and solely to the extent related to the license of such Abandoned Mark upon 90 days written notice to Licensee and any license in the Abandoned Mark shall revert to Licensor.

     3.6 A party may exercise its right to terminate pursuant to this Article 3 by sending appropriate written notice in accordance with Section 13.5 to the other party. No exercise by a party of its rights under this Article 3 will limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this Article 3, or any of that party's other rights.

                           4.  INTELLECTUAL PROPERTY

     4.1 The parties acknowledge that the Licensed Intellectual Property is owned or controlled by Licensor and that all use by Licensee of the Licensed Intellectual Property will inure to Licensor's benefit and that Licensee shall not at any time acquire any rights in the Licensed Intellectual Property other than such rights as are granted hereunder. Nothing contained herein shall constitute an assignment of the Licensed Intellectual Property or grant to Licensee any right, title or interest therein, except as specifically set forth herein. In relation to trademarks comprising the Licensed Intellectual Property, Licensee shall maintain Licensor's quality standards as notified by Licensor from time to time in writing with respect to its use of the Licensed Intellectual Property, and otherwise use the Licensed Intellectual Property subject to any reasonable restrictions or requirements disclosed to Licensee in writing.

     4.2 (a) Licensee recognizes the validity of the Licensed Intellectual Property and any registrations therefor, and acknowledges Licensor as the owner of all rights, title and interest in and to the Licensed Intellectual Property listed on Exhibit A and any registrations therefor other than such rights as are granted hereunder. Licensee will not contest, nor assist any other party in

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contesting, Licensor's ownership of the Licensed Intellectual Property or any registrations of Licensor for such Licensed Intellectual Property, and will not contest the validity thereof. Except for the Licensed Intellectual Property, Licensee agrees not to use at any time any other trademarks, names, designs, trade dress or other intellectual property confusingly similar to the Licensed Intellectual Property. These obligations shall survive the expiration or earlier termination of this Agreement for any reason. Except for the Licensed Intellectual Property, Licensee shall not file any application in any country to register a trademark that is the same as or confusingly similar to any of the licensed trademarks or any other trademark of Licensor that has been disclosed to Licensee in writing. If any application for registration is filed in any country by Licensee in contravention of this paragraph 4.2(a), Licensor shall have the right to take appropriate action against Licensee, including seeking injunctive relief.

          (b) Licensee shall furnish Licensor in writing for review by Licensor prior to publication proofs of all materials and products bearing any Licensed Intellectual Property (including, without limitation, advertising and publicity materials). Licensee will not authorize full scale production of any such material or product until after obtaining Licensor's approval in each instance, which approval will not be unreasonably withheld. If Licensor objects to any portion of such materials or products, such objection will be stated and forwarded in writing to Licensee (or by oral communication confirmed in writing promptly thereafter) within ten (10) business days of Licensor's receipt of such materials or products, and Licensee agrees to revise such materials or products accordingly. If Licensor fails to respond within ten (10) business days of receipt of such materials or products, Licensee will cease use of such materials or products unless and until Licensor notifies Licensee that such materials or products may be used. Any material changes in such material or product shall also be subject to Licensor's prior approval, which approval will not be unreasonably withheld. Approval by Licensor shall not relieve Licensee of any of its warranties or obligations under this Agreement and all materials and products that bear any Licensed Intellectual Property shall strictly conform with the samples and proofs approved by Licensor. Samples, materials and products to be approved by Licensor shall be submitted to the person designated in writing by Licensor.

     4.3 In the event that Licensee learns of any infringement, threatened infringement or passing off of the Licensed Intellectual Property, or that any Person claims or alleges that such Licensed Intellectual Property is liable to cause deception or confusion to the public, then Licensee shall promptly notify Licensor in writing of the particulars thereof. Licensor, at its option, shall then have the sole right to determine whether or not any action shall be taken.

     4.4 Upon the expiration or termination of this Agreement, Licensee shall cease all use of the Licensed Intellectual Property, as soon as commercially and technically practicable, and shall remove or erase the Licensed Intellectual Property from the Internet Site, and from any advertising and promotional materials used in connection therewith, as soon as commercially and technically practicable, but in no event shall any such material remain on the Internet Site more than 30 days after termination of this Agreement by Licensor or Licensee, as the case may be, or expiration of this Agreement, as applicable, and at Licensor's request, Licensee shall certify in writing to Licensor such removal or erasure.

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     4.5  Licensee shall cause the trademark notice "(R)" or "(TM)" and/or the legend: "[Trademark] is a trademark of [Licensor/third party owner (as the case may be)] and is used under license" and/or such other legend as reasonably requested in writing by Licensor from time to time, to appear in conjunction with promotional materials and on the Internet Site.

                                 5.  OWNERSHIP

     As between Licensor and Licensee, irrespective of any termination of this Agreement howsoever caused, Licensor is or shall be the exclusive owner of and shall retain all right, title and interest to the Licensed Intellectual Property set forth in Exhibit A except for such rights granted hereunder.

                                6.  COMPENSATION

     6.1 In consideration of the rights herein granted, Licensee will pay Licensor on a quarterly basis a licensing fee equal to one percent (1%) of Licensee's Order Revenues during the Term.

     6.2 Licensee will pay Licensor for any direct third party costs incurred by Licensor to enforce Licensee's Intellectual Property Rights for use in the Media.

                                7.  ACCOUNTINGS

     7.1 Licensee will compute Order Revenues as of each September 30, December 31, March 31 and June 30 for the prior three (3) months. Within 90 days after the fourth quarterly period and within 60 days after each of the first three (3) quarterly periods concerned, Licensee will deliver to Licensor a statement covering Order Revenues for the period due to Licensor and will pay Licensor the licensing fee as computed in accordance with Article 6. Acceptance by Licensor of any statement or payment shall not preclude Licensor from challenging the accuracy thereof.

     7.2 Licensee will maintain accurate books and records that report the recognition of Order Revenues. Licensor may, at its own expenses, examine and copy those books and records, as provided in this paragraph. Licensor may make such an examination for a particular statement within three years after the date when Licensee sends Licensor the statement concerned. Licensor may make such examination only during Licensee's usual business hours, and at the place where Licensee keeps its books and records. Licensor will be required to notify Licensee at least ten (10) days before the date of planned examination. If an examination has not been completed within two months from commencement, Licensee at any time may require Licensor to terminate such examination on seven days notice to Licensor, provided that Licensee has cooperated with Licensor in the examination of such books and records.

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                        8.  WARRANTIES; REPRESENTATIONS

     8.1  Licensor represents and warrants that:

     (i) it has full power and authority to enter into and fully perform this Agreement;

     (ii) it owns the Licensed Intellectual Property and has sufficient right and authority to grant to Licensee all licenses and rights granted by Licensor hereunder;

    (iii) to Licensor's knowledge, the Licensed Intellectual Property and the use thereof as permitted pursuant to this Agreement does not and will not violate any law or infringe upon or violate any rights of any Person;

     (iv) the execution, delivery and performance by Licensor of this Agreement will not conflict with, result in a breach or termination of, or constitute a default under any lease, agreement, commitment or other instrument to which Licensor is a party; and

     (v) this Agreement constitutes the valid and binding obligations of Licensor enforceable against it in accordance with its terms.

     8.2  Licensee represents and warrants that:

     (i) it has full power and authority to enter into and fully perform this Agreement;

     (ii) this Agreement constitutes the valid and binding obligations of Licensee enforceable against it in accordance with its terms;

    (iii) the Internet Site and any content developed or furnished by Licensee hereunder in connection with its Internet Site and the use thereof, to Licensee's knowledge, will not infringe upon or violate any rights of any Person; and

     (iv) Licensee will use its best efforts to ensure that its Internet Site will be advertised, transmitted and licensed in compliance with all applicable federal, state, local and foreign laws and in a manner that will not reflect adversely on Licensor.

                        9.  NON-COMPETITION OBLIGATIONS

     9.1 During the FTDI Non-Compete Period, FTDI will not, and will not permit any FTDI Affiliate to, engage in any FTDI Prohibited Business; provided, however, in the event FTDI complies with its obligations under Section 9.4, for a period not to exceed the Post-Acquisition Period, FTDI or an FTDI Affiliate may engage in the acquired business related to such Post-Acquisition Period.

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     9.2  During the ftd.com Non-Compete Period ftd.com shall not, and shall not permit any ftd.com Affiliate to, engage in any ftd.com Prohibited Business; provided, however, in the event ftd.com complies with its obligations under
Section 9.5, for a period not to exceed the Post-Acquisition Period, ftd.com or an ftd.com Affiliate may engage in the acquired business related to such Post-Acquisition Period.

     9.3 Nothing contained herein shall be construed so as to preclude (a) ftd.com from promoting its businesses through means other than in the Media, including, without limitation, direct mail, online advertising and offline advertising, or (b) FTDI from promoting its businesses in the Media or catalogs, including, without limitation, direct mail, online advertising and offline advertising.

     9.4  First Offer/First Refusal of FTDI Prohibited Business to ftd.com.

          (a) No later than the twentieth (20th) day following the acquisition of an FTDI Prohibited Business by FTDI or an FTDI Affiliate from a third party, FTDI and ftd.com will engage in the following procedures:

          (b) FTDI will notify ftd.com in writing of its acquisition of an FTDI Prohibited Business (an "FTDI First Offer Notice"), which notice will describe the business in sufficient detail to permit ftd.com to make an informed decision about whether to acquire or license that business. Upon ftd.com's written request, FTDI will promptly provide ftd.com with such additional information as ftd.com reasonably requests regarding the business, pursuant to the terms of an appropriate confidentiality agreement between the parties.

          (c) Within 90 days of the receipt of an FTDI First Offer Notice, ftd.com may deliver to FTDI an offer to acquire or license the business described in the FTDI First Offer Notice (an "ftd.com First Offer Proposal"). Such offer shall set forth all of the material terms and conditions pursuant to which ftd.com proposes to acquire or license the business.

          (d) If ftd.com does not deliver an ftd.com First Offer Proposal, then FTDI or the FTDI Affiliate, as the case may be, prior to the conclusion of the Post-Acquisition Period, shall cease operating or dispose of the FTDI Prohibited Business.

          (e) If ftd.com delivers an ftd.com First Offer Proposal, then, within 90 days of receipt of the ftd.com First Offer Proposal, FTDI shall notify ftd.com of (a) its intention to accept such offer or (b) its intention to accept a bona fide superior offer, together with a description of the material terms of such offer, it has received from a third party to acquire or license the business (an "FTDI Third Party Offer").

          (f) Within 30 days following receipt of an FTDI Third Party Offer (the "FTDI Matching Period"), ftd.com may notify FTDI of its offer to acquire the business on the terms described in the FTDI Third Party Offer (a "FTDI Matching Notice").

          (g) If ftd.com delivers a FTDI Matching Notice or FTDI accepts any other ftd.com offer to acquire or license such business, then ftd.com and FTDI shall act in good faith to
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complete definitive documentation of the acquisition or licensing transaction within 30 days thereafter.

          (h) If ftd.com does not deliver a FTDI Matching Notice, then FTDI may consummate the transaction described in the FTDI Third Party Offer; provided such transaction is consummated within 60 days following the expiration of the FTDI Matching Period.

     9.5  First Offer/First Refusal of ftd.com Prohibited Business to FTDI.

          (a) No later than the twentieth (20th) day following the acquisition of an ftd.com Prohibited Business by ftd.com or any ftd.com Affiliate from a third party, FTDI and ftd.com will engage in the following procedures:

          (b) ftd.com will notify FTDI in writing of its acquisition of an ftd.com Prohibited Business (an "ftd.com First Offer Notice"), which notice shall describe the business in sufficient detail to permit FTDI to make an informed decision about whether to acquire or license that business. Upon FTDI's written request, ftd.com will promptly provide FTDI with such additional information as FTDI reasonably requests regarding the business, pursuant to the terms of an appropriate confidentiality agreement between the parties.

          (c) Within 90 days of the ftd.com First Offer Notice, FTDI may deliver to ftd.com an offer to acquire or license the business described in the ftd.com First Offer Notice (an "FTDI First Offer Proposal"). Such offer shall set forth all of the material terms and conditions pursuant to which FTDI proposes to acquire or license the business.

          (d) If FTDI does not deliver an FTDI First Offer Proposal, then ftd.com or the ftd.com Affiliate, as the case may be, prior to the conclusion of the Post-Acquisition Period, shall cease operating or dispose of the ftd.com Prohibited Business.

          (e) If FTDI delivers an FTDI First Offer Proposal, then, within 90 days of the FTDI First Offer Proposal, ftd.com shall notify FTDI of (a) its intention to accept such offer or (b) its intention to accept a bona fide superior offer, together with a description of the material terms of such offer, it has received from a third party to acquire or license the business (an "ftd.com Third Party Offer").

          (f) Within 30 days following an ftd.com Third Party Offer (the "ftd.com Matching Period"), FTDI may notify ftd.com of its offer to acquire the business on the terms described in the ftd.com Third Party Offer (a "ftd.com Matching Notice").

          (g) If FTDI delivers a ftd.com Matching Notice or FTDI accepts any other ftd.com offer to acquire or license such business, then FTDI and ftd.com shall complete definitive documentation of the acquisition or licensing transaction within 30 days thereafter.

          (h) If FTDI does not deliver a ftd.com Matching Notice, then ftd.com may consummate the transaction described in the ftd.com Third Party Offer; provided such transaction is consummated within 60 days following the expiration of the ftd.com Matching Period.

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

     9.6 FTDI and ftd.com agree not to disclose to any third party other than its legal counsel and financial advisers any information delivered pursuant to this Section 9, including, without limitation, the terms of any notice delivered hereunder, without the prior written consent of the other party.

                         10.  MUTUAL SUPPORT AGREEMENT

     The license granted by Licensor to Licensee under this Agreement is subject to the terms and restrictions imposed by the Mutual Support Agreement, dated as of December 19, 1994, between Licensor and FTD Association, an Ohio nonprofit corporation, as supplemented, to the same extent those terms and restrictions remain in full force and effect.

                            11.  DISPUTE RESOLUTION

     11.1 In the event that any party to this Agreement has any claim, right or cause of action against any other party to this Agreement, which the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such party is for monetary damages or awards, shall be determined by arbitration in accordance with the provisions of this Section 11.

     11.2 The party or parties requesting arbitration shall serve upon the other or others a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating a competent disinterested person to act as an arbitrator. Within 30 days after receipt of such written demand and nomination, the other party or parties shall, in writing, nominate a competent disinterested person, and the two (2) arbitrators so designated shall, within 15 days thereafter, select a third arbitrator. The three (3) arbitrators shall give immediate written notice of such selection to the parties and shall fix in said notice a time and place of the meeting of the arbitrators which shall be as soon as conveniently possible (but in no event later than 30 days after the appointment of the third arbitrator), at which time and place the parties to the controversy shall appear and be heard with respect to the right, claim or cause of action.

     11.3 In case the notified party or parties shall fail to make a selection upon notice within the time period specified, the party asserting such claim shall appoint an arbitrator on behalf of the notified party. In the event that the first two (2) arbitrators selected shall fail to agree upon a third arbitrator within 15 days after their selection, then such arbitrator may, upon application made by either of the parties to the controversy, be appointed by any judge of any United States court of record having jurisdiction in the State of Illinois.

     11.4 Each party shall present such testimony, examinations and investigations in accordance with such procedures and regulations as may be determined by the arbitrators and shall also recommend to the arbitrators a monetary award to be adopted by the arbitrators as the complete disposition of such claim, right or cause of action. After hearing the parties in regard to the matter in dispute, the arbitrators shall adopt as their determination with respect to such claim, right or cause of action, within 45 days of the completion of the examination, by majority decision signed in writing (together with a brief written statement of the reasons for adopting such recommendation), one of the recommendations submitted by the parties to the dispute and

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

shall grant no other relief or remedy. The decision of said arbitrators, absent fraud, duress or manifest error, shall be final and binding upon the parties to such controversy and may be enforced in any court of competent jurisdiction.

     11.5 The expense and cost of such arbitration shall be borne by the party or parties whose recommendation was not adopted by the arbitrators. Each party shall pay the fees and expenses of its own counsel.

     11.6 Notwithstanding any other provisions of this Section 11, in the event that a party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the party or parties asserting such claim, right or cause of action shall have no obligations under this Section 11 and may assert such claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 11 shall limit or restrict the ability of any party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

                              12.  INDEMNIFICATION

     12.1 Licensee agrees to indemnify and hold harmless Licensor from any and all third party allegations and claims directly or indirectly caused by Licensee's use of the Licensed Intellectual Property outside of the Media or otherwise in violation of this Agreement.

     12.2 Licensor agrees to indemnify and hold harmless Licensee from any and all third party allegations and claims directly or indirectly arising out of any claim that Licensee's use of any of the Licensed Intellectual Property approved in accordance with the provisions of this Agreement violates or infringes the rights of any third party or violates or infringes any right granted by Licensor to such third party.

                                  13.  GENERAL

     13.1 Neither Licensor nor Licensee may assign this Agreement, or its respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the immediately preceding sentence, any party may assign this Agreement or all, but not less than all, of its rights and obligations hereunder to any entity controlled by it or to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining all or substantially all of its assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement; provided, however, the provisions of this Section 13.1 shall in no way modify the provisions of Section 3.4.

     13.2 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party shall

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

comply in all respects with all laws and regulations applicable to its activities under this Agreement.

     13.3 Notwithstanding the provisions of Section 11, each party hereto irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of Illinois, DuPage County, or (b) the United States District Court for the Northern District of Illinois, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Northern District of Illinois or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Illinois, DuPage County. Each party further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding in Illinois with respect to any matters to which it has submitted to jurisdiction in this Section 13.3. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the courts of the State of Illinois, DuPage County, or (ii) the United States District Court for the Northern District of Illinois, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     13.4 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforcability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

     13.5 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

     (i)  if to Licensee,
          ftd.com inc.
          3113 Woodcreek Drive
          Downers Grove, IL  60515
          Attention: President
          Telecopy: 630/724-6019

     (ii) if to Licensor,
          Florists' Transworld Delivery, Inc.
          3113 Woodcreek Drive
          Downers Grove, IL  60515
          Attention: President
          Telecopy: 630-719-6183

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

     13.6 The provisions of Sections 9, 11, 12 and 13 hereof shall survive any termination of this Agreement.

     13.7 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise or agency between the parties. No party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

     13.8 No failure of any party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

     13.9 This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and, except as otherwise provided herein, supersedes all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     13.10 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

     13.11 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that as long as (1) FTDC beneficially owns 25% or more of the voting power represented by the voting securities of Licensee, and no other Person directly or beneficially owns a greater percentage of such voting power, or (2) directors, officers or affiliates of FTDC or its subsidiaries constitute a majority of the members of Licensee's board of directors, no amendment of this Agreement will be valid unless it has been approved by at least a majority of the members of Licensee's board of directors, which majority must include at least one-half of the members of Licensee's board of directors who are "independent" directors pursuant to the applicable rules of Nasdaq or any national stock exchange on which Licensee's equity securities are then traded or listed.

     13.12 This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

     13.13 The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

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

     13.14 Each of the parties acknowledges that there is no adequate remedy at law for failure of the parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to parties hereto under this Agreement.

           [The remainder of this page intentionally is left blank.]

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                    ftd.com inc.



                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                                    Florists' Transworld Delivery, Inc.



                                    By:
                                        ------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                                       17